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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Affymax, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AFFYMAX, INC.
4001 Miranda Avenue
Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Affymax, Inc., a Delaware corporation (the "Company"). The meeting will be held on Thursday, May 22, 2008 at 9:00 a.m. California time at 4001 Miranda Avenue, Palo Alto, CA 94304 for the following purposes:

  1.
  To elect three (3) Class II directors to hold office until the 2011 Annual Meeting of Stockholders.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 31, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Grace U. Shin
Grace U. Shin Secretary
Palo Alto, California April 14, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AFFYMAX, INC.
4001 Miranda Avenue
Palo Alto, CA 94304

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON:

May 22, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Affymax, Inc. (sometimes referred to as the "Company" or "Affymax") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 14, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 31, 2008 will be entitled to vote at the annual meeting. On this record date, there were 15,153,033 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 31, 2008 your shares were registered directly in your name with Affymax's transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 31, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three (3) Class II directors; and

  •
  Ratification of PricewaterhouseCoopers LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Affymax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nominees for director, and "For" ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Affymax's Secretary at 4001 Miranda Avenue, Palo Alto, CA 94304.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 15, 2008 to Affymax's Secretary, Grace U. Shin, at 4001 Miranda Avenue, Palo Alto, CA 94304, provided, however, that if our 2009 annual meeting is held before April 22, 2009 or after June 21, 2009, you must provide that specified information to us a reasonable time before we begin to print and send our proxy statement for our 2009 annual meeting. If you wish to submit a proposal that is not to be included in next year's proxy materials, but that may be considered at the 2009 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between January 22, 2009 and February 21, 2009; provided, however, that if our 2009 annual meeting is held before April 22, 2009 or after June 21, 2009, you must provide that specified information to us between the 120th day prior to the 2009 annual meeting and not later than the 90th day prior to the 2009 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2009 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withhold" will affect the outcome.

  •
  To be approved, Proposal No. 2, the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 15,153,033 shares outstanding and entitled to vote. Thus, the holders of 7,576,517 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

        Affymax's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board of Directors presently has nine (9) members serving, out of nine (9) seats authorized. There are currently three (3) directors in the class whose term of office expires in 2008. If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the Annual Meeting. Two directors attended the Company's last annual meeting of stockholders, which was held on May 31, 2007.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three (3) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three (3) nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

R. Lee Douglas

        Mr. Douglas, age 56, has served as a member of our Board of Directors since 2004 and as a member of our Compensation Committee since July 2006. Since 1998, Mr. Douglas has been an independent consultant to biotechnology companies. Since 2002, he also has been a visiting scholar in the Molecular & Cell Biology Department at the University of California, Berkeley. Mr. Douglas was a co-founder of COR Therapeutics, Inc., a biotechnology company, and served in a variety of capacities there from 1988 to 1998, including as its Chief Executive Officer from 1988 to 1990, Chief Financial Officer from 1990 to 1992 and Vice President of Corporate Development from 1990 to 1998. Mr. Douglas serves as a member of the board of directors of two privately held biotechnology companies. Mr. Douglas holds a B.A. from the University of North Carolina-Charlotte, a Masters in City & Regional Planning from Harvard Graduate School of Design and an M.B.A. from Harvard Business School.

Nicholas Galakatos, Ph.D.

        Dr. Galakatos, age 50, has served as a member of our Board of Directors since 2001 and as the Chair of our Nominating and Corporate Governance Committee since July 2006. Dr. Galakatos has been a General Partner of MPM BioVentures II GP, LP since 2000, and Managing Director at Clarus Ventures LLC, a venture capital firm he co-founded in 2005. From 1997 to 2000, Dr. Galakatos served as Vice President of New Businesses at Millennium Pharmaceuticals, a pharmaceutical company. From 1993 to 1997, Dr. Galakatos was an associate at Venrock Associates, a venture capital firm. From 1988 to 1993, Dr. Galakatos served as Head of Molecular Biology Research and Venture Manager in Corporate Planning at Novartis, a pharmaceutical company. Dr. Galakatos currently serves as a member of the board of directors of several privately held biopharmaceutical companies. Dr. Galakatos is a member of several Advisory Councils at Harvard Medical School and MIT. Dr. Galakatos holds a Ph.D. from the Massachusetts Institute of Technology, performed post-doctoral work at Harvard Medical School, and holds a B.A. from Reed College.

John P. Walker

        Mr. Walker, age 59, has served as a member of our Board of Directors since April 2006. Mr. Walker has been a member of our Nominating and Corporate Governance Committees since July 2006 and a member of our Compensation Committee since March 2007. Mr. Walker has served as the Chair of our Compensation Committee since January 2008. From July 2006 until March 2008, Mr. Walker also served as a member of our Audit Committee. In September 2007, Mr. Walker assumed responsibilities as Chief Executive Officer of Novacea, Inc., a pharmaceutical company, where he served as the interim Chief Executive Officer since December 2006 and has been Chairman since August 2006. Since 2001, Mr. Walker, acting as a consultant, has served as an Investment Advisor to MDS Capital Corp., a venture capital firm, Interim Chief Executive Officer of KAI Pharmaceuticals, a pharmaceutical company, Chairman and Interim Executive Officer at Guava Technologies, a biotechnology company, Chairman and Chief Executive Officer of Bayhill Therapeutics, a biotechnology company, and Chairman and Interim Chief Executive Officer of Centaur Pharmaceuticals, Inc., a pharmaceutical company. From 1993 to 2001, he was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals Inc. and its predecessor company, Arris Pharmaceutical Corporation, a pharmaceutical company. Mr. Walker currently serves as a member of the board of directors of Geron Corporation, as Chairman of the board of directors of Renovis, Inc. and Novacea, Inc., and as a member of the board of directors of several privately held biotechnology companies. Mr. Walker is a graduate of the Advanced Executive Program at the Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Ted W. Love, M.D.

        Dr. Love, age 49, has served as a member of our Board of Directors since June 2006 and as a member of our Audit Committee since July 2006. Since 2001, Dr. Love has served as the President, Chief Executive Officer and member of the board of directors of Nuvelo, Inc., a biopharmaceutical company, and as Chairman of Nuvelo's board of directors since 2005. From 1998 to 2001, Dr. Love served as Senior Vice President of Development at Theravance Inc. (formerly Advanced Medicine, Inc.), a biopharmaceutical company. From 1992 to 1998, Dr. Love served as a research physician and Vice President of Product Development at Genentech, Inc., a biotechnology company. Dr. Love also serves as a member of the board of directors of Santarus, Inc., a pharmaceutical company, and as a member of the board of directors of a privately held pharmaceutical company and the California Healthcare Institute. Dr. Love holds an M.D. from Yale Medical School and a B.A. from Haverford College.

Arlene M. Morris

        Ms. Morris, age 56, has served as our President and Chief Executive Officer and as a member of our Board of Directors since 2003. From 2001 to 2003, Ms. Morris served as President and Chief Executive Officer at Clearview Projects, an advisory firm to biopharmaceutical and biotechnology companies on strategic transactions. From 1996 to 2001, Ms. Morris served as Senior Vice President of Business Development at Coulter Pharmaceutical, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Morris served as Vice President of Business Development at Scios Inc., a biopharmaceutical company. From 1977 to 1993, Ms. Morris held positions of increasing responsibility at Johnson & Johnson, including Vice President of Business Development for McNeil Pharmaceutical. Ms. Morris serves as a member of the board of directors of MediciNova, Inc., a biopharmaceutical company, and Phenomix Corporation, a biopharmaceutical company, and as a member of the board of directors of the Biotechnology Industry Organization. Ms. Morris holds a B.A. from Carlow College and has studied marketing at Western New England College.

Daniel K. Spiegelman

        Mr. Spiegelman, age 49, has served as a member of our Board of Directors and our Audit Committee since September 2006. Mr. Spiegelman has served as the Chair of our Audit Committee since December 2006. Since 1998, Mr. Spiegelman has been employed at CV Therapeutics, Inc., a biopharmaceutical company, and currently serves as its Senior Vice President and Chief Financial Officer. From 1992 to 1998, Mr. Spiegelman was an employee at Genentech, Inc., a biotechnology company, most recently as Treasurer. Mr. Spiegelman also serves as a member of the board of directors of Cyclacel Pharmaceuticals, Inc., a biotechnology company. Mr. Spiegelman holds a B.A. and an M.B.A. from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

Kathleen LaPorte

        Ms. LaPorte, age 46, has served as a member of our Board of Directors since 2001 and a member of our Compensation Committee since 2003. Since 2005, Ms. LaPorte has served as Managing Director of New Leaf Venture Partners, a venture capital firm, of which she was a founding partner. From 1994 to 2005, Ms. LaPorte served as General Partner of Sprout Group, a venture capital firm, which she joined in 1993. From 1987 to 1993, Ms. LaPorte served as an employee at Asset Management Company, a venture capital firm, most recently as a Principal. Ms. LaPorte currently serves as a member of the board of directors of ISTA Pharmaceuticals, Inc., a pharmaceutical company, and VNUS Medical Technologies, a medical device company, and several privately held companies. Ms. LaPorte holds an M.B.A. from Stanford University Graduate School of Business, and a B.S. from Yale University.

Christi van Heek

        Ms. van Heek, age 51, has served as a member of our Board of Directors since December 2007 and as a member of our Nominating and Corporate Governance Committee since March 2008. Ms. van Heek is currently Founder and Managing Director of BIO POINT Group, a business development company. From 1991 to 2003, Ms. van Heek served in various roles at Genzyme, Inc. a biotechnology company, most recently as Corporate Officer and President, Therapeutics Division. In addition, she has held various sales and marketing positions at Genentech, Inc. and Caremark/HHCA, both biotechnology companies. Ms. van Heek also currently serves on the board of directors for a privately held company. She holds a B.S.N. from the University of Iowa and received her M.B.A. from Lindenwood University in St. Louis.

Keith R. Leonard

        Mr. Leonard, age 46, has served as a member of our Board of Directors since December 2007 and as a member of our Audit Committee since March 2008. Mr. Leonard is currently President and Chief Executive Officer and a director of Kythera Biopharmaceuticals, a biopharmaceutical company he founded in 2005. Prior to Kythera, Mr. Leonard served 13 years in various roles at Amgen, Inc., a biotechnology company, most recently as Senior Vice President, Amgen Europe from 2001 to 2004. Mr. Leonard currently serves on the board of directors of ARYx Therapeutics, a pharmaceutical company. Mr. Leonard holds an M.B.A. from the University of California, Los Angeles; an M.S. in engineering from the University of California, Berkeley; a B.A. in history from the University of Maryland; and a B.S. in engineering from the University of California, Los Angeles.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of the Company's independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for services relating to the fiscal years ended December 31, 2007 and 2006, by PricewaterhouseCoopers LLP, the Company's principal accountant.

	Fiscal Year Ended
	2007	2006
	(in thousands)
Audit Fees(a)	$726	$1,349
Audit-related Fees(b)	—	—
Tax Fees(c)	25	12
All Other Fees(d)	2	2

Total Fees	$753	$1,363

    (a)
    Includes fees billed for professional services rendered for the audit and review of interim financial statements for the years ended December 31, 2007 and 2006, Registration Statement on Form S-1 relating to our initial public offering during the fiscal year ended December 31, 2006, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

    (b)
    Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." During the fiscal years ended December 31, 2007 and 2006, PricewaterhouseCoopers LLP did not provide any audit-related services to us.

    (c)
    Includes fees billed for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2007, PricewaterhouseCoopers LLP provided services related to the research and development tax credit study for fiscal 2001 through fiscal 2007. During the fiscal year ended December 31, 2006, this service related to the preparation of federal and state income tax returns.

    (d)
    Includes fees for products and services other than the services described above. During the fiscal years ended December 31, 2007 and 2006 such fees were related to our web-based accounting software provided by PricewaterhouseCoopers LLP.

        All fees described above, other than fees for services incurred prior to the formation of the Audit Committee in July 2006, were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The NASDAQ Stock Market, or NASDAQ, listing standards require that a majority of the members of a listed company's Board of Directors qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NASDAQ listing standards: R. Lee Douglas, Nicholas Galakatos, John P. Walker, Ted W. Love, Daniel K. Spiegelman, Kathleen LaPorte, Keith Leonard and Christi van Heek. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company. Arlene M. Morris, the Company's President and Chief Executive Officer, is not an independent director by virtue of her employment with the Company.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met nine (9) times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served (for meetings that were held during the period for which he or she was a director or committee member). As required under applicable NASDAQ listing standards, in fiscal 2007, the Company's independent directors met in regularly scheduled executive sessions at which only independent directors were present.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees, each of which is composed of independent members: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Arlene M. Morris
R. Lee Douglas			X	*
Nicholas Galakatos, Ph.D.					X	*
Kathleen LaPorte			X
John P. Walker	X		X		X
Ted W. Love, M.D.	X
Daniel K. Spiegelman	X	*
Keith R. Leonard
Christi van Heek
Total meetings in fiscal 2007	11		8		5

    *
    Committee Chairperson

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Audit Committee is composed of three (3) directors: Messrs. Spiegelman, Love and Leonard. Mr. Walker served on the Audit Committee during 2007 and until he resigned in March 2008. The Audit Committee met eleven (11) times during the 2007 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The Board of Directors reviews the NASDAQ standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ standards). The Board of Directors has also determined that Mr. Spiegelman qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Spiegelman's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer and other financial positions for public reporting companies.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm that firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. Daniel K. Spiegelman Dr. Ted W. Love Mr. John P. Walker

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or Securities Exchange Act of 1934 Act, as amended.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is composed of three (3) directors: Dr. Galakatos, Mr. Walker and Ms. van Heek. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met five (5) times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The Board of Directors and the Company seek to maintain a Board composed of members who can actively and productively contribute to the success of the Company. Accordingly, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the perceived needs of the Company in the future. This assessment includes consideration of issues of, among other things, judgment, diversity, age, skills, background and industry knowledge. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current composition of the Board and the Company, with a view to increasing the overall balance of knowledge, experience and capability of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance

Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In the past, the Nominating and Corporate Governance Committee has typically engaged the services of a professional search firm to compile a list of potential candidates, but has also considered other candidates, if it deems appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2007, the Nominating and Corporate Governance Committee paid a fee to a search firm to assist in the process of identifying and evaluating director candidates.

        At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Compensation Committee

        The Compensation Committee is composed of three (3) directors: Messrs. Walker and Douglas and Ms. LaPorte. Beginning in 2008, Mr. Walker became the chairperson of the Compensation Committee after Mr. Douglas held such position during 2007. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met eight (8) times during the fiscal year ended December 31, 2007. The Compensation Committee has adopted a written charter that is available to stockholders on the Company's website and http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The functions of the Compensation Committee include, among other things:

  •
  determining the compensation and other terms of employment of our executive officers and senior management and reviewing and approving in conjunction with the Board, corporate performance goals and objectives relevant to such compensation,

  •
  evaluating and recommending to our board of directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs,

  •
  reviewing and recommending to our board of directors the compensation of our directors,

  •
  reviewing and approving appropriate insurance coverage for our officers and directors, and

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers.

        The Compensation Committee also reviews and discusses with management the Company's Compensation Discussion and Analysis and considers whether to recommend to the Board of Directors that it be included in the proxy statement and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least four (4) times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with members of management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During 2007, the Compensation Committee retained the services of Radford Surveys + Consulting to advise on 401(k) plan matching programs, the use of restricted stock units under our equity plans and executive and Board of Directors compensation including assessing pay philosophy, identifying a peer group of companies, benchmark compensation levels for executive positions, identifying long-term incentive trends in the biotechnology industry, reviewing equity grant guidelines for competitiveness, and designing program recommendations to align our business strategy and market practices.

        The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        In August 2001, a group of several venture firms created the Company as an independent company—a spin out of GlaxoSmithKline. Ms. LaPorte was affiliated with one of the founding venture firms and, in the early stages of the Company's formation, acted as an officer in various capacities until February 2002.

        None of the Company's executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. The Company has had a Compensation Committee since 2003. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our executive officers.

Compensation Committee Report(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. John P. Walker Ms. Kathleen LaPorte Mr. R. Lee Douglas

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 Act, as amended.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company is recently public and has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, the Company will continue its consideration of the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Affymax, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.affymax.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver of a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Our executive officers and key employees and their respective ages and positions are as follows:

Name	Age	Position
Arlene M. Morris	56	President, Chief Executive Officer and Director
Paul B. Cleveland	51	Executive Vice President, Corporate Development and Chief Financial Officer
Anne-Marie Duliege, M.D., M.S.	48	Chief Medical Officer
Jeffrey H. Knapp	42	Chief Commercial Officer
Kay Slocum	61	Senior Vice President, Human Resources
Douglas L. Cole, Ph.D.	61	Vice President, Development
Christine Conroy, Pharm.D.	47	Vice President, Regulatory Affairs and Good Clinical Practice
Christopher Dammann	38	Vice President, Business Development
Tracy J. Dunn, Ph.D., J.D.	45	Vice President, Intellectual Property and Legal Affairs
Carol A. Francisco, Ph.D	56	Vice President, Biostatistics and Data Management
Steven Love	39	Vice President, Finance
Grace U. Shin, J.D.	43	Vice President, Legal Affairs and Corporate Counsel
Robert F. Venteicher, Ph.D	62	Vice President, Technical Operations
Peter R. Young, Ph.D	55	Vice President, Research

Executive Officers and Key Employees

        Arlene M. Morris has served as our President and Chief Executive Officer and as a member of our board of directors since 2003. From 2001 to 2003, Ms. Morris served as President and Chief Executive Officer at Clearview Projects, an advisory firm to biopharmaceutical and biotechnology companies on strategic transactions. From 1996 to 2001, Ms. Morris served as Senior Vice President of Business Development at Coulter Pharmaceutical, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Morris served as Vice President of Business Development at Scios Inc., a biopharmaceutical company. From 1977 to 1993, Ms. Morris held positions of increasing responsibility at Johnson & Johnson, including Vice President of Business Development for McNeil Pharmaceutical, a pharmaceutical company. Ms. Morris serves as a member of the board of directors of MediciNova, Inc., a biopharmaceutical company, and Phenomix Corporation, a biopharmaceutical company, and as a member of the board of directors of the Biotechnology Industry Organization (BIO). Ms. Morris holds a B.A. from Carlow College and has studied marketing at Western New England College.

        Paul B. Cleveland has served as our Executive Vice President, Corporate Development and Chief Financial Officer since January 2006. From April 2004 to December 2005, Mr. Cleveland served as a Managing Director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a Managing Director at J.P. Morgan Chase and Co. (and a predecessor firm, Hambrecht & Quist), an investment bank. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley Godward LLP, a law firm. From December 1988 to December 1992, he was a corporate attorney at Sidley & Austin LLP, a law firm, and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell, a law firm. Mr. Cleveland serves as a member of the board of directors of Anacor Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Cleveland holds a J.D. from Northwestern University School of Law and an A.B. from Washington University in St. Louis.

        Anne-Marie Duliege, M.D., M.S. has served as our Chief Medical Officer since July 2007 and prior to that served as Vice President, Clinical, Medical and Regulatory Affairs since 2004. Since 1998, Dr. Duliege has also practiced medicine at the Lucille Packard Children's Hospital at Stanford University Medical Center. From 1992 to 2004, Dr. Duliege served in various positions at Chiron Corporation, a biotechnology company, most recently as Senior Medical Director. Dr. Duliege holds an M.D. and M.S. from Paris Medical School and an M.S. from Harvard School of Public Health.

        Jeffrey H. Knapp has served as our Chief Commercial Officer since July 2006. From November 2005 to April 2006, Mr. Knapp served as Senior Vice President, Sales and Marketing at Abgenix, Inc.,

a biopharmaceutical company. From October 2004 to July 2005, Mr. Knapp served as Vice President, Sales and Marketing, North America at Pharmion Corporation, a pharmaceutical company. From November 2001 to October 2004, Mr. Knapp served as Vice President, U.S. sales and marketing at EMD Pharmaceuticals, a division of Merck KGaA, a pharmaceutical company. He has also held sales, marketing and business development positions at Eli Lilly and Company and Schering-Plough Corporation, both pharmaceutical companies. Mr. Knapp holds a B.A. from Wittenberg University.

        Kay Slocum has served as our Senior Vice President, Human Resources since June 2006. From 2003 to 2006, Ms. Slocum served as a human resources consultant to us. From 2001 to 2003, Ms. Slocum served as Vice President, Human Resources of Deltagen, Inc., a biotechnology company. She also served as a Vice President of human resources at Corixa Corporation (formerly Coulter Pharmaceutical), a biotechnology company. Earlier in her career, Ms. Slocum served as Manager of Corporate Employee Development for Varian Associates and Management Consultant for Coulter Corporation, a biotechnology company. Ms. Slocum holds a B.A. from Southern Illinois University and an M.S. from Loyola University of Chicago.

        Douglas L. Cole, Ph.D. has served as our Vice President, Development since 2004. From 1991 to 2004, Dr. Cole served as Vice President, Technical Development at Isis Pharmaceuticals, a pharmaceutical company. Since 1999, Dr. Cole has served on advisory boards to departments of chemistry and chemical engineering for the University of Illinois, Champaign-Urbana, University of California San Diego, University of California Riverside and California State University, San Marcos. Dr. Cole holds a Ph.D. from the University of Illinois and a B.S. from Fort Hays State University.

        Christine Conroy, Pharm.D. has served as our Vice President, Regulatory Affairs and Good Clinical Practice Compliance since July 2007. From 2004 to 2006, Dr. Conroy served as our Senior Director, Regulatory Affairs, and from 2006 to 2007 as our Executive Director, Regulatory Affairs. From 2002 to 2004, Dr. Conroy served as senior director, Regulatory Affairs, for Genitope Corporation, a biotechnology company. From 1995 to 2001, Dr. Conroy held several positions at Roche Global Development, a pharmaceutical company, including Regulatory Program Director with global responsibilities. From 1989 to 1994, Dr. Conroy held several positions at Syntex Laboratories, a pharmaceutical company including Manager of Medical Services Department, Drug Information Service. From 1982 to 1989, Dr. Conroy served as Staff Pharmacist at St. Luke's Hospital in Colorado. She holds a Pharm.D. from the University of Kansas, School of Pharmacy, and a B.S. in pharmacy from the University of Colorado, School of Pharmacy.

        Christopher Dammann has served as our Vice President, Business Development since January 2006. From December 2004 to January 2006, Mr. Dammann was an independent consultant, advising biotechnology clients on their partnering strategies. From August 2001 to August 2004, Mr. Dammann served as Executive Director of Corporate Partnering at Clearview Projects, a business development consulting firm. From July 2000 to August 2001, Mr. Dammann was Director of Corporate Development at ALZA Corporation, a pharmaceutical company. Mr. Dammann holds an M.B.A. from Indiana University and a B.S. from the University of South Dakota.

        Tracy J. Dunn, Ph.D., J.D. has served as our Vice President, Intellectual Property and Legal Affairs since 2002. From 1996 to 2002, Dr. Dunn served as Director of Intellectual Property at Aviron, a biotechnology company, and subsequently at Medimmune Vaccines, Inc., a biotechnology company. From 1991 to 1996, Dr. Dunn was a patent attorney at Townsend and Townsend and Crew in Palo Alto, California. Dr. Dunn holds B.S., Ph.D. and J.D. degrees from the University of Wisconsin, where he also completed a National Cancer Institute post-doctoral research fellowship.

        Carol A. Francisco, Ph.D., joined as our Vice President, Biostatistics & Data Management in April 2008. Prior to joining the Company, Dr. Francisco was Vice President of Biostatistics at ICON Clinical Research, Inc., a clinical research organization since 2000. From 1995 to 1999, Dr. Francisco held the position of Vice President, Biostatistics and Data Management at Pacific Research Associates, Inc., a

contracts services company. From 1994 to 1995, Dr. Francisco served as Director, Biostatistics Department at Hoffman-La Roche, Inc., a pharmaceutical company. From 1986 to 1994, Dr. Francisco was Department Head, Biostatistics Department at Syntex Laboratories, Inc., a pharmaceutical company. Dr. Francisco holds a holds a Ph.D. in statistics from Iowa State University, a M.A. in psychology from Western Washington University and a B.A. from Western Washington State College.

        Steven Love has served as our Vice President, Finance since August 2007. From 2004 to 2007, Mr. Love served as Vice President, Finance and Administration for Connetics Corporation, a specialty pharmaceutical company acquired by Stiefel Laboratories, Inc. in December 2006. From 2002 to 2004, Mr. Love served as Vice President, Finance at Informatica Corporation, a software company. From 1999 to 2002, Mr. Love held positions of increasing responsibility at Portal Software, Inc., a software company, including Senior Director, Worldwide Sales Operations, and Corporate Controller. Mr. Love also served as a Manager, Assurance and Advisory Business Services at Ernst & Young LLP, an independent registered public accounting firm. Mr. Love holds B.S. and M.A. degrees in accounting from the University of Southern California.

        Grace U. Shin, J.D. has served as our Vice President, Legal Affairs and Corporate Counsel since October 2006. From May 1997 to April 2006, Ms. Shin served as Corporate Counsel to FibroGen, Inc., a biotechnology company, and since 2000 held the position of Vice President of Legal Affairs and Corporate Counsel. From 1992 to 1997, Ms. Shin was a corporate attorney at Pacific Gas & Electric Company, a public utility. From to 1989 to 1992, Ms. Shin was a business associate at Cooley Godward, LLP, a law firm. Ms. Shin holds a J.D. from the University of Michigan Law School and a B.A. from the University of Michigan School of Business Administration.

        Robert F. Venteicher, Ph.D., has served as our Vice President, Technical Operations since August 2007. From 1995 to 2007, Dr. Venteicher held several positions at Elan Pharmaceuticals, Inc., a pharmaceutical company, most recently as Vice President, R&D Quality and Compliance. From 1992 to 1995, Dr. Venteicher held several positions at Univax Biologics, Inc., a pharmaceutical company, including Vice President, Quality Assurance/Quality Control. From 1988 to 1992, Dr. Venteicher was Head, R&D Pharmaceutical Quality Control and Associate Director of Bioprocess and Analytical Development at Centocor Inc., a biotechnology company. Dr. Venteicher also held scientific and management positions with increasing responsibilities during his 10-year tenure at Hoffmann LaRoche, Inc., a pharmaceutical company. Dr. Venteicher holds a Ph.D. in chemistry from Pennsylvania State University and a B.S. in chemistry from Iowa State University. Dr. Venteicher completed postdoctoral training in biochemistry and biophysics at Johnson Research Foundation, University of Pennsylvania.

        Peter R. Young, Ph.D., has served as our Vice President, Research since July 2007. From 2003 to 2007, Dr. Young served as Vice President of Biology at two biotechnology companies, Genelabs Technologies Inc., a pharmaceutical company, and Celera Genomics, a biotechnology company. From 2002 to 2003, Dr. Young held the position of Vice President, Research at Sugen Inc., a pharmaceutical company. From 1991 to 2001, Dr. Young was Director, Metabolic Diseases and Cardiovascular Diseases at DuPont Pharmaceuticals/Bristol-Myers Squibb, a pharmaceutical company. Dr. Young also held scientific and management positions with increasing responsibilities during his 16-year tenure at SmithKline Beecham (now GlaxoSmithKline), a pharmaceutical company. Dr. Young holds a Ph.D. in molecular biology from the University of Pennsylvania, and an M.A. and B.A. in chemistry from University of Oxford, United Kingdom.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Company's executive compensation program is intended to align executive goals and rewards with the Company and stockholder goals and progress as the Company advances as a biopharmaceutical company. This description of compensation policies and practices applies to the Company's Chief Executive Officer (Ms. Morris), Executive Vice President of Corporate Development and Chief Financial Officer (Mr. Cleveland), Executive Vice President of Research and Development (Dr. Naso), and Vice President of Finance (Mr. Love), who are collectively referred to as the "named executive officers." Dr. Naso retired from the Company at the end of 2007.

Role of our Compensation Committee

        The Compensation Committee acts on behalf of the Board in fulfilling the Board's responsibilities to oversee the Company's compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company's executive officers and directors; compensation includes salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans. The Compensation Committee is composed entirely of non-employee directors.

        Historically, the Compensation Committee has evaluated corporate performance objectives and made or proposed adjustments to annual compensation and determined bonus and equity awards at one or more meetings held during the first quarter of the year or at the end of the preceding year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as broader strategic issues, including the effectiveness of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation in the life sciences industry, at various meetings throughout the year. Generally, the Compensation Committee's process focuses on two related elements: the evaluation of performance objectives, both for the individual and for the Company, and the determination of compensation levels taking into consideration the target compensation for the individual based on industry surveys and the overall performance against objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which proposes to the Board adjustments to her compensation as well as awards to be granted.

        For additional information relating to the composition, role and responsibilities of the Compensation Committee, see "Information Regarding the Board of Directors and Corporate Governance—Committees of the Board of Directors—Compensation Committee."

Compensation Program Objectives

        The Company's executive compensation program is designed to achieve the following objectives:

  •
  attract and retain talented and experienced executives in an extremely competitive labor market of biotechnology and pharmaceutical companies located in Northern California;

  •
  motivate and reward key contributors whose knowledge, skills and performance are critical to growing our business and advancing our lead product candidate, Hematide™, through clinical trials towards commercialization;

  •
  provide a compensation package that includes performance-based rewards and aligns rewards with accomplishment of objectives;

  •
  provide performance-based rewards for the accomplishment of planned Company's and/or individual's achievement of goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to the Company's progress and achievement of corporate goals; and

  •
  foster teamwork and a shared commitment among executives to overall corporate progress by aligning the Company's and their individual goals.

Components of the Executive Compensation Program

        For 2007, the principal components of the Company's executive compensation program consisted of:

  •
  base salary;

  •
  eligibility for an annual cash bonus;

  •
  equity incentives primarily in the form of stock options; and

  •
  severance protection.

        The Company utilizes short-term compensation, including base salary and cash bonuses, to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, to meet competitive market conditions, and to motivate and reward key executives to perform. The Company may award annual performance bonuses of up to a percentage of the employee's base salary depending upon achievement of annual goals and objectives. In 2007, the target bonus for the Chief Executive Officer was up to 50% of base salary and between 30-35% of base salary for the other named executive officers. The Chief Executive Officer's bonus is based solely on the goals of the Company, and the other named executive officers' bonuses are based on a combination of company and individual goals. In addition, equity incentives, through the grant of stock options, are designed to directly align interests of the named executive officers with the interests of the stockholders over the long-term and encourage the growth of stockholder value through upside potential. The Company targets maintenance of equity ownership levels for the Chief Executive Officer consistent with ownership levels of Chief Executive Officers of comparable companies.

Competitive Market Review

        The Compensation Committee annually reviews executive compensation of the named executives officers with those reported for peer companies in the Northern California biotechnology and pharmaceutical industry to ensure that total compensation (base salary, annual bonus targets, and stock ownership) is market competitive, based on business and individual performance, and fair, based on internal equity in pay practices. The Company participates in an annual, national survey of executive compensation of approximately 590 biotechnology companies conducted by Radford Surveys + Consulting, or Radford. During 2007, the Compensation Committee retained the services of Radford to advise on executive and Board of Directors compensation including assessing pay philosophy, identifying a peer group of companies, benchmarking compensation levels for executive positions, identifying long-term incentive trends in the industry, reviewing equity grant guidelines for competitiveness, and designing program recommendations to align our business strategy and market practices.

        The group of peer companies is reviewed annually and updated by the Compensation Committee based on the criteria of similarly-sized companies by market capitalization, employee size, stage of development, and companies with which the Company regularly competes for talent. Eighteen public biotechnology and biopharmaceutical companies were in the selected peer group for the 2007 compensation review and benchmarking process: Alexza Pharmaceuticals, Arena Pharmaceuticals, Cytokinetics, Geron, Nuvelo, Onyx Pharmaceuticals, Xenoport, Maxygen, Sunesis Pharmaceuticals, Kosan Biosciences, Tercica, Cell Genesys, Telik, Rigel, Theravance, Intermune, CV Therapeutics and Exelixis.

        As the Company competes with larger biotechnology and pharmaceutical companies for talent in Northern California, a very competitive labor market, the Company's philosophy is to use a guideline base compensation target generally at the 60th percentile of compensation compared to peer company data for benchmarked, comparable positions. For 2007, this represented approximately a 4-5% increase in base salary over 2006. This approach applies to the named executive officers and generally to all positions company-wide, except that individual pay may range substantially below or above those percentiles depending upon job function, scope of responsibility, individual performance and experience, skills, contribution, and market factors when, in the judgment of management and the Compensation Committee, with respect to executive officers, the value of the individual's experience, performance and specific skills-justified variation. As a result, competitively superior pay is given to the superior performers and the compensation increases target the strongest performers.

Performance and Compensation Process

        At the beginning of each year, the Board of Directors in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the Company in the upcoming year and that are critical to the success of the Company in the short and long-term. These corporate objectives normally include departmental, functional goals as well as project-based, cross-functional goals. These corporate objectives typically include associated target achievement dates and are normally reviewed and may be updated or adjusted by the Board of Directors in consultation with the Chief Executive Officer at mid-year, if determined appropriate. In 2007, the corporate objectives included goals relating to the achievement of Hematide clinical and regulatory milestones, commercial plan objectives related to Hematide, business development related activities, progress of manufacturing related activities, advancement of a research program, and achievement of an accounting compliance certification and cash consumption targets. The Company does not disclose the specific goals as they contain competitively sensitive information and are not material to an understanding of compensation awards to the named executive officers.

        The Compensation Committee considers actual results against the specific deliverables associated with the corporate objectives, the extent to which each goal was a significant stretch goal for the organization, whether significant unforeseen obstacles or changes in circumstances altered the expected difficulty of achieving the goal or modified the desired results, and the extent to which economic assumptions underlying the performance targets were accurate. The corporate objectives established by the Board in 2007 were intended to be value-building and moderately difficult to achieve. The Compensation Committee determined that the Company achieved 82.25% of its objectives for 2007 based on (i) continued progress and related clinical and regulatory development of Hematide, including initiation of Phase 3 clinical trials for the renal program despite a challenging regulatory environment for erythropoiesis stimulating agents (ii) advancement of collaboration activities, commercial development plans and manufacturing progress towards specific technical and development goals for Hematide, (iii) advancement of manufacturing and toxicology activities for a research program, and (iv) progress towards achievement of an accounting compliance certification. In recent years, the Company achieved 85% of its corporate objectives for 2006, 90% of its corporate objectives for 2005 and 80% of its corporate objectives for 2004.

        Ms. Morris' performance is evaluated against achievement of the corporate objectives while each of the other named executive officers' performance is evaluated against a combination of corporate objectives and specific individual objectives related to the executive officer's functional responsibilities. The individual performance objectives are generally designed to align the goals of the executive officer and his or her department in support of the corporate objectives and development of the organization.

        For 2007, the individual performance objectives for Dr. Naso related to, among other things, clinical and development accomplishments for Hematide, manufacturing progress towards specific technical and development goals for Hematide, advancement of a research program, collaboration responsibilities and achieving budgetary targets. Mr. Cleveland's 2007 individual performance objectives primarily related to the achievement of an accounting compliance certification, improvement of financial and budgetary systems, and management of the activities of certain departments. Mr. Love joined the Company in August 2007 and his individual performance objectives for the remainder of the year were primarily focused on the achievement of an accounting compliance certification and the improvement of accounting, financial and budgetary systems. At the end of each year, the Chief Executive Officer and the other named executive officers typically prepare a written self-assessment of their individual performance during the year which is considered by their supervisor or in the case of the Chief Executive Officer, the Compensation Committee and the Board as part of the full assessment of performance. In the case of the Chief Executive Officer's performance, the Compensation Committee also obtains the assessments of the Board members (other than Ms. Morris) and provides a summary and recommendation to the Board in conjunction with its assessment of accomplishments of corporate objectives. For the other named executive officers, the Chief Executive Officer presents to the Compensation Committee management's assessment of each named executive officer's performance during the year, including percentage achievement of such individual's specific performance objectives and a summary of the accomplishments in the related functional area of responsibility.

        At the end of 2007, Ms. Morris assessed the performance of the other named executive officers and reviewed the individual accomplishments with the Compensation Committee. In general, individual performance is evaluated based on leadership and the achievement of operational, functional or product specific goals. For 2007, Ms. Morris determined that Dr. Naso had achieved 90% of his individual performance objectives based upon his excellence in leadership to integrate business and scientific considerations and manage (i) the continued progress and related clinical and regulatory development of Hematide, including initiation of Phase 3 clinical trials for the renal program, (ii) advancement of collaboration activities, commercial development plans, and manufacturing progress towards specific technical and development goals for Hematide, and (iii) advancement of manufacturing and toxicology activities for a research program. Ms Morris determined that Mr. Cleveland had achieved 70% of his individual performance objectives primarily based on his strategic leadership and the achievement of an accounting compliance certification, improvement of financial and budgetary systems, and management of the activities of certain departments. Ms. Morris determined that although Mr. Love had only recently joined the Company, he immediately made important contributions to the financial and accounting operations of the Company and achieved 80% of his individual performance objectives primarily based on the achievement of an accounting compliance certification and the improvement of accounting, financial and budgetary systems. The Compensation Committee reviewed the individual accomplishments in conjunction with Ms. Morris for the other named executive officers and confirmed the determination that Dr. Naso had achieved 90% of his individual performance objectives, Mr. Cleveland had achieved 70% of his individual performance objectives, and Mr. Love had achieved 80% of his individual performance objectives. The Compensation Committee takes into consideration the accomplishment of the individual performance objectives as well as the achievement of the corporate goals in formulating its recommendations for the annual bonuses and other compensation recommendations to the Board of Directors.

        In addition, in determining the long-term incentive component of executive compensation, the Compensation Committee considers the Company's performance and the attainment of individual performance objectives, the value of similar incentive awards given to executive officers of comparable companies, the awards given to the named executive officers in past years, and percentage ownership which is vested and unvested. The Compensation Committee views equity compensation as the basis for long-term incentive compensation. Based on this philosophy, stock option grants for each executive officer are determined based upon consideration of such executive officer's percentage ownership of the Company, relative to the percentage ownership of such executive officer's peers working at peer companies, and an evaluation of such executive officer's individual performance.

Executive Compensation Actions

        The Compensation Committee's recommendation of base salary increases, stock option grants, and performance bonuses to the named executive officers were made to the independent members of the Board of Directors after reviewing the performance of such named executive officers, taking into consideration the achievement of the Board approved corporate objectives, as well as the analysis by Radford, which included a comparison to the benchmark data of corresponding executive positions in the identified peer companies. Ms. Morris is not permitted to be present during the deliberations regarding her compensation.

        Based on the recommendations and assessment by the Compensation Committee, the Board of Directors approved the following:

Arlene M. Morris, President and Chief Executive Officer

  Actions for 2007

  •
  Base Salary.    In January 2007, a $30,404 increase in 2007 base salary to $464,744 effective January 1, 2007, which represented a 7% increase from the prior year's salary.

  •
  Equity Incentives.    In January 2007, Ms. Morris was granted stock options exercisable for 100,000 shares with an exercise price of $33.97 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2007.

  •
  Annual Performance Bonus.    In December 2007, Ms. Morris was awarded a cash bonus of $191,126 related to 2007 performance. For 2007, this bonus represented 41% of Ms. Morris' 2007 base salary and was based on her target bonus eligibility of 50% of base salary, and the achievement of 82.25% of the corporate objectives.

  Actions for 2008

  •
  Base Salary.    In December 2007, a $46,474 increase in 2008 base salary to $511,218 effective January 1, 2008, which represented a 10% increase from the prior year's salary comprised of a 5% merit increase and a 5% market adjustment to align Ms. Morris' base salary at the 50th percentile level of identified peer company data.

  •
  Equity Incentives.    In December 2007, Ms. Morris was granted stock options exercisable for 60,000 shares with an exercise price of $21.74 per share. The number of stock options granted was consistent with the guidelines recommended by Radford as well as based in part on the retention value considering the fact that Ms. Morris' existing options were significantly vested. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2008.

Paul B. Cleveland, Executive Vice President, Corporate Development and Chief Financial Officer

  Actions for 2007

  •
  Base Salary.    In January 2007, a $15,000 increase in 2007 base salary to $315,000 effective January 1, 2007, which represented a 5% increase from the prior year's salary.

  •
  Equity Incentives.    In January 2007, Mr. Cleveland was granted stock options exercisable for 28,000 shares with an exercise price of $33.97 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2007.

  •
  Annual Performance Bonus.    In December 2007, Mr. Cleveland was awarded a cash bonus of $87,318 related to 2007 performance. For 2007, this bonus represented 28% of Mr. Cleveland's 2007 base salary and was based on his target bonus eligibility of 35% of base salary and the combined weighting of (i) 75% of the corporate performance (based upon the achievement of 82.25% of the corporate objectives) and (ii) 25% of individual performance (based upon achievement of 70% of his personal objectives).

  Actions for 2008

  •
  Base Salary.    In December 2007, a $12,600 increase in 2008 base salary to $327,600 effective January 1, 2008, which represented a 4% increase from the prior year's salary and to maintain Mr. Cleveland's base salary between the 50th and 60th percentile level of identified peer company data.

  •
  Equity Incentives.    In December 2007, Mr. Cleveland was granted stock options exercisable for 20,000 shares with an exercise price of $21.74 per share. The number of stock options granted was consistent with the guidelines recommended by Radford. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2008.

Robert B. Naso, Ph.D., Executive Vice President, Research & Development

  Actions for 2007

  •
  Base Salary.    In January 2007, a $21,350 increase in 2007 base salary to $377,183 effective January 1, 2007, which represented a 6% increase from the prior year's salary.

  •
  Equity Incentives.    In January 2007, the Board of Directors granted Dr. Naso stock options exercisable for 80,000 shares with an exercise price of $33.97 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2007.

  •
  Annual Performance Bonus.    In December 2007, Dr. Naso was awarded a cash bonus of $111,156 related to 2007 performance. For 2007, this bonus represented 30% of Dr. Naso's 2007 base salary and was based on his target bonus eligibility of 35% of base salary and the combined weighting of (i) 75% of the corporate performance (based upon achievement of 82.25% of the corporate objectives) and (ii) 25% of individual performance (based upon achievement of 90% of his personal objectives).

    Dr. Naso retired at the end of 2007.

Steven Love, Vice President, Finance

  Actions for 2007

  •
  Base Salary and Equity Incentives.    Mr. Love joined the Company in August 2007 with a base salary of $240,000 based on his compensation prior to joining the Company, and received a new hire grant for stock options exercisable for 40,000 shares with an exercise price of $24.87 per share. The stock options vest 25% upon Mr. Love's completion of 1 year of service on August 20, 2008 and the remaining balance of the stock options vest in 36 equal monthly installments over the three (3) year period beginning on August 20, 2008.

  •
  Annual Performance Bonus.    In December 2007 Mr. Love was awarded a cash bonus of $19,464 related to 2007 performance. For 2007, this bonus represented 24% of his 2007 base salary

    (pro-rated for his term of employment during the year) and was based on his target bonus eligibility of 30% of base salary and the combined weighting of (i) 50% of the corporate performance (based upon achievement of 82.25% of the corporate objectives) and (ii) 50% of individual performance (based upon achievement of 80% of his personal objectives).

  Actions for 2008

  •
  Base Salary.    In December 2007, a $2,400 increase in 2008 base salary to $242,400 effective January 1, 2008, which represented a 3% increase (pro-rated for his term of employment during the year) from Mr. Love's starting base salary established at approximately the 75th percentile level of identified peer company data.

  •
  Equity Incentives.    In December 2007, the Board of Directors granted Mr. Love stock options exercisable for 6,000 shares with an exercise price of $21.74 per share. The number of stock options granted was consistent with the guidelines recommended by Radford after adjusting for the partial year of employment with the Company. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2008.

Ali Mahdavi, Vice President, Finance and Administration

  Actions for 2007

  •
  Base Salary.    In January 2007, a $9,535 increase in 2007 base salary to $247,910 effective January 1, 2007, which represented a 4% increase from the prior year's salary.

  •
  Equity Incentives.    In January 2007, Mr. Mahdavi was granted stock options exercisable for 22,000 shares with an exercise price of $33.97 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on January 1, 2007.

        Mr. Mahdavi resigned from the Company in May 2007.

Equity Grant Practices

        Our equity grant date practices require that stock options and other equity compensation have prices determined based on the fair market value on the date of grant. The fair market value of our grants of equity awards is the closing price on the NASDAQ Global Market on the date of approval of the grant by the Board, the Compensation Committee or the Stock Option Committee. During 2007, the Board delegated authority to a committee composed of certain officers of the Company, the Stock Option Committee, to grant stock options to non-officer employees pursuant to the Company's 2006 Equity Incentive Plan in accordance with guidelines approved by the Compensation Committee from time to time.

Employee Stock Purchase Plan

        In December 2006, the Company's 2006 Employee Stock Purchase Plan, or the Purchase Plan, became effective in connection with the Company's initial public offering. The Purchase Plan enables the named executive officers generally on the same basis as all employees to purchase, through payroll deductions, shares of the Company's common stock without payment of brokerage costs at a discount from the fair market value of the common stock at the time of purchase.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

        In June 2003, the Company entered into an employment agreement with Ms. Morris. The agreement provides that Ms. Morris is employed "at-will," and the employment relationship may be terminated for any reason at any time. However, if Ms. Morris is involuntarily terminated for reasons other than misconduct or her voluntary resignation following a material reduction in her duties, a reduction in her compensation by more than 10%, or a relocation of our primary office location by more than 35 miles, she will receive severance pay equal to nine months' base salary and will be able to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination or the expiration of the term of any such option. The Company will also be required to reimburse Ms. Morris for up to nine months of COBRA premiums or until she receives health insurance coverage through a new employer. In the event of a change of control of the Company and Ms. Morris' involuntary termination within 12 months of such change of control of the Company, she will receive severance pay equal to 12 months' base salary and the Company will be required to reimburse Ms. Morris for up to 12 months of COBRA premiums or until she receives health insurance coverage through a new employer. Ms Morris will also be able to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination or the expiration of the term of any such option, and the vesting of all outstanding options will be accelerated so that all options are vested in full and we have no right to repurchase any earlier exercised shares. In the event of termination due to Ms. Morris's death or disability, Ms. Morris's employment agreement provides for certain benefits including the acceleration of outstanding options as described below.

        The following table quantifies certain payments which may become due to Ms. Morris assuming that one of the events listed above had occurred as of December 31, 2007.

Executive Benefits and Payments upon Termination	Involuntary Termination		Resignation or Termination Other than Involuntary Termination		Termination for Death or Disability		Involuntary Termination Following a Change of Control(1)
Compensation:
Severance payment	$237,613	(2)	$—		$—		$316,817	(3)
Accelerated stock options	—		—		484,812	(4)	1,939,305	(5)
Benefits and perquisites:
Health care	15,193	(6)	—		—		20,257	(7)
Accrued vacation pay	—		28,597	(8)	28,597	(8)	—

(1)
A change of control under Ms. Morris' employment agreement includes the merger, consolidation or other reorganization of the Company, the sale of all or substantially all of the Company's assets, and a change of a majority of the membership of the Company's Board (other than by approval by a majority of incumbent directors) since the commencement of Ms. Morris' employment.

(2)
Represents 9 months of base salary less applicable withholdings and deductions.

(3)
Represents 12 months of base salary less applicable withholdings and deductions.

(4)
An additional 25% of outstanding stock options held by Ms. Morris will become vested and exercisable upon her termination due to her death or disability. The value of the accelerated stock options was calculated by taking the difference between the closing market price of our common stock of $22.36 as reported on the NASDAQ Global Market on December 31, 2007 and the exercise price of each accelerated stock option that was in-the-money at December 31, 2007.

(5)
All unvested stock options held by Ms. Morris will become vested and exercisable in full upon her involuntary termination following a change of control. The value of the accelerated stock options was calculated by taking the difference between the closing market price of our common stock of $22.36 as reported on the NASDAQ Global Market on December 31, 2007 and the exercise price of each accelerated stock option that was in-the-money at December 31, 2007.

(6)
Payment of COBRA health insurance premiums up to 9 months or until Ms. Morris becomes eligible for group health insurance through a new employer.

(7)
Payment of COBRA health insurance premiums up to 12 months or until Ms. Morris becomes eligible for group health insurance through a new employer.

(8)
Based on vacation days accrued as of December 31, 2007.

        In November 2005, the Company entered into an employment agreement with Mr. Cleveland. The agreement provides that Mr. Cleveland is employed "at-will," and the employment relationship may be terminated for any reason at any time. However, if Mr. Cleveland is terminated without good cause, he will receive severance pay of six months' base salary and will be able to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option. The Company is also required to reimburse Mr. Cleveland for up to 12 months of COBRA premiums or until he receives health insurance coverage through a new employer. The agreement also provides that in the event of a change of control of the Company and Mr. Cleveland's involuntary termination without cause within six months of the change of control of the Company, all of the then-unvested portion of his stock options may become immediately fully vested. As a condition of receipt of any severance benefits, extended exercise period or accelerated vesting under his employment agreement, Mr. Cleveland is obligated to execute a release of claims.

        In July 2007, the Company entered into an employment agreement with Mr. Love. The agreement provides that Mr. Love is employed "at-will," and the employment relationship may be terminated for any reason at any time. However, if Mr. Love is terminated without good cause, he will receive severance pay of six months' base salary and will be able to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option. The Company is also required to reimburse Mr. Love for up to 12 months of COBRA premiums or until he receives health insurance coverage through a new employer. The agreement also provides that in the event of a change of control of the Company and Mr. Love's involuntary termination without cause within six months of the change of control of the Company, all of the then-unvested portion of his stock options may become immediately fully vested. As a condition of receipt of any severance benefits, extended exercise period or accelerated vesting under his employment agreement, Mr. Love is obligated to execute a general release of claims.

        The following table quantifies certain payments which would have become due to Mr. Cleveland and/or Mr. Love assuming that one of the events listed above occurred as of December 31, 2007.

Executive Benefits and Payments upon Termination	Termination for Cause		Termination Without Cause		Termination for Good Reason		Voluntary Termination		Involuntary Termination upon a Change in Control
Mr. Cleveland
Compensation:
Severance payment	$—		$108,191	(1)	$108,191	(1)	$—		$—
Accelerated stock options	—		—		—		—		1,069,648	(2)
Benefits and perquisites:
Health care	—		20,257	(3)	20,257	(3)	—		—
Accrued vacation pay	3,566	(4)	—		—		3,566	(4)	—
Mr. Love
Compensation:
Severance payment	$—		$81,361	(1)	$81,361	(1)	$—		$—
Accelerated stock options	—		—		—		—		3,720	(2)
Benefits and perquisites:
Health care	—		20,257	(3)	20,257	(3)	—		—
Accrued vacation pay	5,945	(4)	—		—		5,945	(4)	—

(1)
Represents 6 months of base salary less applicable withholdings and deductions.

(2)
All unvested stock options held by each executive will become vested and exercisable in full following his involuntary termination upon a change in control. The value of the accelerated stock options was calculated by taking the difference between the closing market price of our common stock of $22.36 as reported on the NASDAQ Global Market on December 31, 2007 and the exercise price of each accelerated stock option that was in-the-money at December 31, 2007.

(3)
Payment of COBRA health insurance premiums up to 12 months or until each executive becomes eligible for group health insurance through a new employer.

(4)
Based on vacation days accrued as of December 31, 2007.

        In March 2004, the Company entered into an employment agreement with Dr. Naso. Dr. Naso retired from the Company effective December 31, 2007.

        In August 2005, the Company entered into an employment agreement with Mr. Mahdavi. The agreement provided that Mr. Mahdavi was employed "at-will," and the employment relationship could be terminated for any reason at any time. In connection with his resignation and delivery of a release of claims against the Company, its officers and directors, he received severance pay of six months' base salary and will be able to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option. The Company is also required to reimburse Mr. Mahdavi for up to 12 months of COBRA premiums or until he receives health insurance coverage through a new employer.

        Each of the named executive officers has also entered into a standard form agreement with respect to confidential information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

DIRECTOR COMPENSATION

        During the first half of 2007, each member of our Board of Directors who is not our employee received the following cash compensation for board services, as applicable:

  •
  $25,000 per year for service as a board member;

  •
  $10,000 per year for service as chairman of the audit committee;

  •
  $5,000 per year for service as chairman of the compensation committee;

  •
  $5,000 per year for service as chairman of the nominating and corporate governance committee;

  •
  $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference);

  •
  $2,000 for each audit committee meeting attended;

  •
  $1,000 for each compensation committee meeting attended; and

  •
  $1,000 for each nominating and corporate governance committee meeting attended.

        In mid-2007, our cash compensation program for non-employee directors was revised based on a Radford review with the Compensation Committee recommending role-based compensation as being more consistent with corporate governance best practices and recent trends for comparable companies. In addition to Radford's analysis, the Compensation Committee considered the importance of attracting and retaining board members, the relative workloads of the committees, and ensuring equitable compensation for members. Based on the recommendations of the Compensation Committee, the Board approved the following cash compensation program effective July 1, 2007:

  •
  $40,000 per year for service as a board member;

  •
  $25,000 additional per year for service as lead director of the board;

  •
  $15,000 per year for service as a member of the audit committee;

  •
  $10,000 additional per year for service as chairman of the audit committee;

  •
  $10,000 per year for service as a member of the compensation committee;

  •
  $5,000 additional per year for service as chairman of the compensation committee;

  •
  $7,500 per year for services as a member of the nominating and corporate governance committee; and

  •
  $2,500 additional per year for service as chairman of the nominating and corporate governance committee.

        To the extent that the Board or any Committee thereof meets more than ten (10) times in any year each member will receive a per meeting fee in excess of ten (10) meetings as follows:

  •
  $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference);

  •
  $2,000 for each audit committee meeting attended;

  •
  $1,000 for each compensation committee meeting attended; and

  •
  $1,000 for each nominating and corporate governance committee meeting attended.

        All non-employee Board members are reimbursed for reasonable expenses incurred in attending board or committee meetings.

        Members of our Board who are not our employees receive non-discretionary, non-statutory stock options under our 2006 Equity Incentive Plan. Each non-employee director on our Board of Directors as of our 2006 initial public offering, except any such person who was elected or appointed to our Board of Directors within nine months prior to such date and received an option from us in connection with his or her initial election or appointment to our Board of Directors, was automatically granted an option to purchase 7,500 shares of our common stock with an exercise price equal to the then fair market value of our common stock on the date of grant. Each non-employee director joining our Board of Directors thereafter is automatically granted a non-statutory stock option to purchase 7,500 shares of common stock with an exercise price equal to the then fair market value of our common stock on the date of grant. In December 2007, upon Mr. Leonard's and Ms. van Heek's appointment to the Board of Directors, each received a grant of a non-statutory stock option to purchase 7,500 shares of common stock with an exercise price of $25.83 per share. On the date of each annual meeting of our stockholders, each non-employee director also is automatically granted a non-statutory stock option to purchase 2,500 shares of our common stock with an exercise price equal to the fair market value of our common stock on that date. On May 31, 2007, the date of our last annual stockholders meeting, the non-employee directors, Messrs. Douglas, Walker, Spiegelman, Dr. Galakatos, Dr. Love, Ms. LaPorte and Ms. Czerepak, each received a grant of non-statutory stock option to purchase 2,500 shares of our common stock at an exercise price of $32.89 per share. Initial grants vest monthly over three years. Automatic annual grants vest monthly over 12 months. All stock options granted under our 2006 Equity Incentive Plan have a term of ten years.

        The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)(6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Elizabeth A. Czerepak	24,500	(2)	—	18,978	—	—	43,478
R. Lee Douglas	52,500		—	108,689	—	—	158,189
Nicholas Galakatos, Ph.D.	60,500	(3)	—	80,205	—	—	125,955
Hironori Hozoji(4)	4,167	(5)	—	—	—	—	4,167
Kathleen LaPorte	47,500		—	80,205	—	—	124,705
John P. Walker	69,750		—	80,205	—	—	141,955
Ted W. Love, M.D.	60,000		—	82,892	—	—	135,892
Daniel K. Spiegelman	70,000		—	83,822	—	—	146,822
Christi van Heek	3,333		—	3,193	—	—	6,526
Keith Leonard	3,333		—	3,193	—	—	6,526

(1)
Amount reflects the total stock-based compensation expense for the year ended December 31, 2007 calculated in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or SFAS No. 123(R), using the modified prospective method for unvested awards as of January 1, 2006 and excluding estimates of forfeitures. See Note 8 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the assumptions made in determining the grant date fair value and stock-based compensation expense of equity awards.

(2)
Ms. Czerepak requested such amounts to be paid to Bear Stearns Health Innoventures Management LLC. Ms. Czerepak resigned as a director of the Company effective in June 2007.

(3)
Dr. Galakatos requested that such amounts be paid to MPM Asset Management LLC.

(4)
Mr. Hozoji declined any issuance of stock options pursuant to the Board compensation program effective upon the Company's initial public offering in 2006. Mr. Hozoji resigned as a director of the Company effective in February 2007.

(5)
Mr. Hozoji requested that such amounts be paid to JAFCO America Ventures, Inc.

(6)
The grant dates and the fair value of stock option grants to our non-employee directors are set forth in the following table.

        The following table shows certain information as to the grant dates and the fair market value of stock option grants to our non-employee directors:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price ($/Sh)	Grant Date Fair Value ($)(1)
Elizabeth A. Czerepak(2)	12/14/2006 5/31/2007	7,500 2,500	25.00 32.89	117,767 53,943
R. Lee Douglas(3)	8/5/2004 2/10/2006 12/14/2006 5/31/2007	16,250 7,500 7,500 2,500	0.80 4.36 25.00 32.89	8,718 86,973 117,767 53,943
Nicholas Galakatos, Ph.D.(4)	12/14/2006 5/31/2007	7,500 2,500	25.00 32.89	117,767 53,943
Kathleen LaPorte(5)	12/14/2006 5/31/2007	7,500 2,500	25.00 32.89	117,767 53,943
John P. Walker(6)	12/14/2006 5/31/2007	7,500 2,500	25.00 32.89	117,767 53,943
Ted W. Love, M.D.(7)	7/28/2006 5/31/2007	7,500 2,500	18.84 32.89	119,926 53,943
Daniel K. Spiegelman(8)	9/27/2006 5/31/2007	7,500 2,500	18.84 32.89	127,112 53,943
Christi van Heek(9)	12/6/2007	7,500	25.83	123,162
Keith Leonard(10)	12/6/2007	7,500	25.83	123,162

(1)
Total stock-based compensation as determined under SFAS No. 123(R). Amounts are amortized over the requisite service period for each award.

(2)
As of December 31, 2007, Ms. Czerepak held no options to purchase shares of our common stock. Ms. Czerepak resigned as a director of the Company effective in June 2007 and her options outstanding expired unexercised.

(3)
As of December 31, 2007, Mr. Douglas held options to purchase 33,750 shares of our common stock.

(4)
As of December 31, 2007, Dr. Galakatos held options to purchase 10,000 shares of our common stock.

(5)
As of December 31, 2007, Ms. LaPorte held options to purchase 10,000 shares of our common stock.

(6)
As of December 31, 2007, Mr. Walker held options to purchase 10,000 shares of our common stock.

(7)
As of December 31, 2007, Dr. Love held options to purchase 10,000 shares of our common stock.

(8)
As of December 31, 2007, Mr. Spiegelman held options to purchase 10,000 shares of our common stock.

(9)
As of December 31, 2007, Ms. van Heek held options to purchase 7,500 shares of our common stock.

(10)
As of December 31, 2007, Mr. Leonard held options to purchase 7,500 shares of our common stock.

SUMMARY COMPENSATION TABLE FOR FISCAL 2007 AND 2006

        The following table shows compensation awarded to or paid to, or earned by, the Company's Chief Executive Officer, Chief Financial Officer and the other named executive officers for the years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Arlene M. Morris President and Chief Executive Officer	2007 2006	464,744 434,340	— —	1,238,462 560,049	191,126 182,676	(5) (6)	— 556	(7)	1,894,332 1,177,621
Paul B. Cleveland Executive Vice President, Corporate Development and Chief Financial Officer	2007 2006	315,000 300,000	— —	896,679 347,545	87,318 66,570	(5) (6)	— —		1,298,997 714,115
Robert B. Naso, Ph.D. Executive Vice President, Research and Development(2)	2007 2006	377,183 355,833	— —	719,219 210,297	111,156 78,959	(5) (6)	43,860 43,860	(8) (8)	1,251,418 688,949
Steven Love Vice President, Finance and Chief Accounting Officer(3)	2007	88,615	—	57,858	19,464	(5)	—		165,937
Ali Mahdavi Vice President, Finance and Administration and Chief Accounting Officer(4)	2007 2006	95,350 238,375	— —	55,507 29,644	— 44,099	(6)	191,824 —	(9)	342,681 312,118

(1)
Amount reflects the total stock-based compensation expense for the years ended December 31, 2007 and 2006 calculated in accordance with SFAS No. 123(R) using the modified prospective method for unvested awards as of January 1, 2006 and excluding estimates of forfeitures. See Note 8 of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the assumptions made in determining the grant date fair value and stock-based compensation expense of equity awards.

(2)
Dr. Naso retired at the end of 2007.

(3)
Mr. Love was appointed Vice President, Finance of the Company effective August 2007.

(4)
Mr. Mahdavi resigned as an officer and employee of the Company effective May 2007.

(5)
Represents cash performance bonuses for 2007. Bonuses for 2007 were generally paid in the following year.

(6)
Represents cash performance bonuses for 2006. Bonuses for 2006 were paid in the following year.

(7)
Represents a tax gross-up on a personal benefit that was provided by the Company.

(8)
Represents housing subsidy, including a gross-up for payroll taxes, received in connection with Dr. Naso's employment agreement.

(9)
Represents the following amounts paid by the Company to Mr. Mahdavi in connection with his resignation as an officer and employee of the Company: $123,955 of gross severance pay in accordance with Mr. Mahdavi's separation agreement, $41,320 of gross consulting fees in connection with 2 months of consulting services provided after Mr. Mahdavi's resignation date, $26,446 of earned and unused flexible time off as of Mr. Mahdavi's resignation date and $103 refund of contributions to the Company's Employee Stock Purchase Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

        The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the named executive officers:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options (#)
					All Other Stock Awards: Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Exercise Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)
Ms. Morris	1/5/2007 12/18/2007	— — —	191,126 — —	— — —	— — —	— 100,000 60,000	— 33.97 21.74	— 2,239,783 835,935
Mr. Cleveland	1/5/2007 12/18/2007	— — —	87,318 — —	— — —	— — —	— 28,000 20,000	— 33.97 21.74	— 627,139 278,645
Dr. Naso	1/5/2007	— —	111,156 —	— —	— —	— 80,000	— 33.97	— 1,791,826
Mr. Love	9/5/2007 12/18/2007	— — —	19,464 — —	— — —	— — —	— 40,000 6,000	— 24.87 21.74	— 638,920 83,594
Mr. Mahdavi	1/5/2007	—	—	—	—	22,000	33.97	492,752

(1)
The Company does not provide for thresholds or maximums as part of its performance bonus program. The Company's performance bonus program is described above in "Executive Compensation—Compensation Discussion and Analysis."

(2)
Represents cash performance bonuses for 2007. Bonuses for 2007 were generally paid in the following year.

(3)
Total stock-based compensation as determined under SFAS No. 123(R). Amounts are amortized over the requisite service period for each award.

        Our executive compensation policies, practices and arrangements, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under "Executive Compensation—Compensation Discussion and Analysis."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

Option Awards
Name	Option Plan	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Ms. Morris	2001 2001 2001 2006 2006	92,096 52,000 170,499 22,916 —	(1) (2) (3) (4) (5)	— — — 77,084 60,000	(1) (2) (3) (4) (5)	— — — — —	0.80 0.80 4.36 33.97 21.74	7/22/2013 12/14/2014 2/9/2016 1/4/2017 12/17/2017
Mr. Cleveland	2001 2006 2006	112,772 6,416 —	(6) (4) (5)	— 21,584 20,000	(6) (4) (5)	— — —	4.36 33.97 21.74	2/6/2016 1/4/2017 12/17/2017
Dr. Naso	2001 2001 2001 2006	9,480 2,167 62,830 18,332	(7) (2) (3) (4)	— — — 61,668	(7) (2) (3) (4)	— — — —	0.80 0.80 4.36 33.97	5/10/2014 12/14/2014 2/9/2016 1/4/2017
Mr. Love	2006 2006	— —	(8) (5)	40,000 6,000	(8) (5)	— —	24.87 21.74	9/4/2017 12/17/2017
Mr. Mahdavi	2001 2001 2001 2006	11,979 3,125 2,812 2,749	(9) (10) (11) (12)	— — — —	(9) (10) (11) (12)	— — — —	0.80 0.80 4.36 33.97	5/17/2008 5/17/2008 5/17/2008 5/17/2008

(1)
25% of the shares subject to the award vested on July 9, 2004 and the remainder vested on a monthly basis in equal installments over 36 months. This award was fully vested on July 9, 2007.

(2)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2005. This award will be fully vested on January 1, 2009.

(3)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2006. This award will be fully vested on January 1, 2010.

(4)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2007. This award will be fully vested on January 1, 2011.

(5)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2008. This award will be fully vested on January 1, 2012.

(6)
25% of the shares subject to the award vested on January 3, 2007 and the remainder vests on a monthly basis in equal installments over 36 months. This award will be fully vested on January 3, 2010.

(7)
25% of the shares subject to the award vested on April 26, 2005 and the remainder vests on a monthly basis in equal installments over 36 months. This award will be fully vested on April 26, 2008.

(8)
25% of the shares subject to the award will vest on August 20, 2008 and the remainder will vest on a monthly basis in equal installments over 36 months. This award will be fully vested on August 20, 2011.

(9)
25% of the shares subject to the award vested on September 9, 2004 and the remainder vests on a monthly basis in equal installments over 36 months. This award was fully vested on September 9, 2007.

(10)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2005. The award ceased vesting in connection with Mr. Mahdavi's resignation from the Company.

(11)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2006. The award ceased vesting in connection with Mr. Mahdavi's resignation from the Company.

(12)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2007. The award ceased vesting in connection with Mr. Mahdavi's resignation from the Company.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

        The following table shows certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ms. Morris	80,190	2,048,229
Mr. Cleveland	—	—
Dr. Naso	73,355	1,931,937
Mr. Love	—	—
Mr. Mahdavi	—	—

    (1)
    The value realized upon exercise of the stock options was calculated by taking the difference between the fair value of our common stock on the stock option exercise date and the exercise price of each stock option.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        The following includes a description of transactions during 2007 in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in control and other arrangements, which are separately described under "Executive Compensation".

        Pursuant to our Code of Business Conduct and Ethics and our Audit Committee Charter, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, and other employees and their family members are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent committee of our Board of Directors in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons' immediate family members or affiliates, in which the amount involved exceeds $120,000, or other transactions that may give rise to a conflict of interest, must first be presented for approval. Related party transactions involving our officers, directors or principal stockholders, including their immediate family members and affiliates, must be presented to our Audit Committee for review, consideration and approval. Conflict of interest transactions with other employees and their family members must be presented to our compliance officer for review. All of our directors, executive officers and employees are required to report to our Audit Committee or our Compliance Officer any such related party or conflict of interest transaction. In approving or rejecting the proposed agreement, our Audit Committee or Compliance Officer shall consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee or Compliance Officer shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as determined in a good faith exercise of discretion. All of the transactions described below were approved by our Board of Directors.

        We have entered into employment agreements with our executive officers. For a description of these employment agreements, see "Executive Compensation—Employment Agreements and Potential Payments upon Termination or a Change of Control."

        We have granted stock options to our directors and executive officers. For a description of these options, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2007," "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" and "Executive Compensation—Director Compensation."

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 15, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned(†)	Percentage of Shares Beneficially Owned
5% Stockholders
Apax Managers Europe, and affiliated entities(1)	1,653,938	10.92%
Apax Managers, Inc., and affiliated entities(2)	1,268,288	8.37%
Bear Stearns Health Innoventures Management LLC and affiliated entities(3)	1,146,551	7.57%
FMR LLC(4)	1,446,996	9.55%
Glaxo and affiliated entities(5)	848,293	5.60%
MPM BioVentures II-QP, LP and affiliated entities(6)	1,600,469	10.57%
Sprout Capital IX, L.P. and affiliated entities(7)	1,572,145	10.38%
Directors and Named Executive Officers
R. Lee Douglas(8)	29,166	*
Nicholas Galakatos, Ph.D(6)(9)	1,624,635	10.72%
Kathleen LaPorte(7)(9)	1,577,561	10.41%
Keith Leonard(10)	833	*
Ted Love(11)	9,583	*
Daniel K. Spiegelman(12)	9,583	*
Christi van Heek(10)	833	*
John P. Walker(10)	5,416	*
Arlene M. Morris(13)	349,593	2.26%
Paul B. Cleveland(14)	124,711	*
Robert B. Naso, Ph.D.(15)	77,442	*
Steven Love(10)	374	*
Ali Mahdavi(16)	38,818	*
All directors and executive officers as a group (15 persons)(17)	3,921,357	24.73%

†
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,144,719 shares of common stock outstanding as of February 15, 2008, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 15, 2008, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person. Unless otherwise noted, the address for the reporting owner is: c/o Affymax, Inc., 4001 Miranda Ave., Palo Alto, CA 94304.

*
Represents beneficial ownership of less than one percent.

(1)
The address for the reporting owner is: 15 Portland Place, London, England W1B 1PT. Apax Managers Europe is the discretionary investment manager of the Europe V Funds (as defined below). Apax Europe V GP Co Ltd is the general partner of Apax Europe V GP, L.P., a Delaware limited partnership (the "General Partner of the Europe V Funds"). The General Partner of the Europe V Funds is the general partner of certain private equity funds, including: (i) Apax Europe V-A, L.P., a Delaware limited partnership ("Europe V-A"), (ii) Apax Europe V-B, L.P., an English limited partnership ("Europe V-B"), (iii) Apax Europe V-C GmbH & Co. KG, a German limited partnership ("Europe V-C"), (iv) Apax Europe V-D, L.P., an English limited partnership ("Europe V-D"), (v) Apax Europe V-E, L.P., an English limited partnership ("Europe V-E"), (vi) Apax Europe V-F, C.V., a Dutch limited partnership ("Europe V-F"), (vii) Apax Europe V-G, C.V., a Dutch limited partnership ("Europe V-G"), (viii) Apax Europe V-1, L.P., an English limited partnership ("Europe V-1"), and (ix) Apax Europe V-2, L.P., an English limited partnership ("Europe V-2" and, together with Europe V-A, Europe V-B, Europe V-C, Europe V-D, Europe V-E, Europe V-F, Europe V-G and Europe V-1, the "Europe V Funds"). Apax Europe Managers owns all of the issued share capital of APAX WW Nominees Ltd. ("Apax WW Nominees"), a corporation organized under the laws of England. Apax WW Nominees is the registered owner of 1,653,938 shares of the common stock of Affymax, Inc. These shares are beneficially owned by the Apax Europe V Funds as follows: Europe V-A: 1,033,776 shares; Europe V-B: 185,942 shares; Europe V-C: 105,711 shares; Europe V-D: 139,320 shares; Europe V-E: 138,757 shares; Europe V-F: 24,409 shares; Europe V-G: 24,409 shares; Europe V-1: 788 shares; and Europe V-2: 826 shares. Therefore, Apax Managers Europe and Apax Europe V GP each has sole dispositive power with respect to, and is the beneficial owner of, an aggregate of 1,653,938 shares of the common stock of Affymax, Inc. nominally owned by Apax WW Nominees and beneficially owned by the Europe V Funds as indicated above.

(2)
The address for the reporting owner is: 15 Portland Place, London, England W1B 1PT. Mr. John Megrue is the sole director of Apax Managers, Inc. ("AMI"). AMI is the general partner of Apax Excelsior VI Partners, L.P. (Excelsior VI Partners"), a Delaware limited partnership. Excelsior VI Partners is the general partner of each of Apax Excelsior VI, L.P. ("Excelsior VI"), a Delaware limited partnership, Apax Excelsior VI-A C.V. ("Excelsior VI-A"), a limited partnership organized under the laws of the Netherlands, Apax Excelsior VI-B C.V. ("Excelsior VI-B"), a limited partnership organized under the laws of the Netherlands, and Patricof Private Investment Club III, L.P. ("PPIC III"), a Delaware limited partnership. Therefore, each of AMI and Mr. Megrue has sole dispositive power with respect to, and is the beneficial owner of, an aggregate of 1,268,288 shares of the common stock of Affymax, Inc., including 1,085,556 shares of common stock owned by Excelsior VI; 87,440 shares of common stock owned by Excelsior VI-A; 58,251 shares of common stock owned by Excelsior VI-B; and 37,041 shares of common stock owned by PPIC III.

(3)
The address for the reporting owner is: 383 Madison Avenue, New York, NY 10179. Consists of 165,931 shares held by Bear Stearns Health Innoventures, L.P. ("BSHI"); 136,502 shares held by Bear Stearns Health Innoventures Offshore, L.P. ("Offshore"); 77,119 shares held by BSHI Members, L.L.C. ("Members"); 107,635 shares held by Bear Stearns Health Innoventures Employee Fund, L.P. ("Employee Fund"); and 659,364 shares held by BX, L.P. ("BX"), (collectively, the "BSHI Funds"). The Bear Stearns Companies, Inc. ("BSCI") is the parent company of Bear Stearns Asset Management, Inc. ("BSAM"). BSAM is the sole manager of Bear Stearns Health Innoventures Management, LLC ("Management") and the sole manager of Members. Dr. Ryser and Elizabeth Czerepak are managing partners of Management. Management is the sole general partner of BSHI, the sole general partner of Offshore, the sole general partner of BX, and the sole general partner of Employee Fund, and Members co-invests with these funds. Ms. Czerepak, who is a director of the Company and Managing Partner of BSHI, is NASD registered (Series 7 and 63). Ms. Czerepak holds shared voting or investment power over the shares with other members or partners of BSHI. Ms. Czerepak disclaims beneficial ownership of the shares except to the extent of her proportionate pecuniary interest therein.

(4)
The address for the reporting owner is: 82 Devonshire Street, Boston, MA 02109. Consists of 1,255,00 shares owned by Fidelity Growth Company Fund. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Growth Company Fund, each has sole power to dispose of the 1,446,996 shares owned by the funds.

(5)
The address for the reporting owner is: 980 Great West Road, Brentford, Middlesex, TW8 9GS England. Consists of 553,236 shares of common stock held by Affymax Research Institute; 147,529 shares of common stock held by Affymax Technologies N.V.; 73,764 shares of common stock held by Glaxo Group Ltd.; and 73,764 shares of common stock held by SmithKline Beecham Corporation.

(6)
The address for the reporting owner is: c/o MPM Capital L.P., The John Hancock Tower, 200 Clarendon St., 54th Floor, Boston, MA 02116. Consists of 989,697 shares held by MPM BioVentures II-QP, LP ("BVII QP"); 348,491 shares held by MPM BioVentures GmbH & Co. Parallel Beteiligungs KG ("BVKG"); 109,213 shares held by MPM BioVentures II, L.P. ("BV II"); 20,548 shares held by MPM Asset Management Investors 2001 LLC ("AM 2001"); and 132,520 shares held by MPM BioVentures Strategic Fund, L.P. ("MPM SF"). MPM Asset Management II, L.P. (AM II GP") and MPM Asset Management II LLC ("AM II LLC) are the direct and indirect general partners of BV II, BV II QP and BV KG. MPM Asset BioVentures III GP, L.P. ("AM III GP") and MPM BioVentures III LLC ("AM III LLC") are the direct and indirect general partners of MPM SF. Dr. Galakatos is a member of AM II LLC, AM III LLC and AM 2001. Dr. Galakatos shares voting or dispositive power over the securities with Ansbert Gadicke and Luke Evnin, and he disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

(7)
The address for the reporting person is: c/o Credit Suisse, Uetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland. Consists of 1,494,253 shares held by Sprout Capital IX, L.P.; 60,938 shares held by Sprout IX Plan Investors, L.P.; 4,159 shares held by Sprout Entrepreneurs Funds, L.P.; and 12,795 shares held by DJL Capital Corp. (collectively, the "Sprout Funds"). Ms. LaPorte is a managing director of New Leaf Venture Partners., L.L.C., which pursuant to a sub-management agreement with DLJ Capital Corporation provides investment management services on investments held by the Sprout Group, including Sprout Capital IX, L.P. DLJ Capital Corporation is the managing general partner of Sprout Capital IX, L.P. and the general partner of Sprout Entrepreneurs Fund, L.P. DLJ LBO Plans Management Corporation II is the general partner of Sprout IX Plan Investors, L.P. DLJ LBO Plans Management Corporation and DLJ Capital Corporation are both wholly owned subsidiaries of Credit Suisse (USA), Inc. Ms. LaPorte is also a member of the investment committee of the Sprout Group, a division of Credit Suisse First Boston Private Equity, Inc., which is a wholly owned subsidiary of Credit Suisse (USA), Inc. Ms. LaPorte holds shared voting or investment power over the shares held by each of the Sprout Funds. Ms. LaPorte disclaims beneficial ownership of all such shares except to the extent of her pecuniary interests therein. Excludes 49,106 shares held by Credit Suisse Securities USA L.L.C. Such shares are held for the benefit of Credit Suisse and decision making authority over those shares does not reside with the Sprout Group or its investment committee.

(8)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 4,637 shares may be purchased upon the early exercise of such stock options but remain subject to vesting.

(9)
Includes 18,750 shares owned by Dr. Galakatos and 5,416 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008.

(10)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008.

(11)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 2,917 shares may be purchased upon early exercise of such stock option but remain subject to further vesting.

(12)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 3,750 shares may be purchased upon early exercise of such stock option but remain subject to further vesting.

(13)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 84,345 shares may be purchased upon early exercise of such stock option but remain subject to further vesting.

(14)
Includes 122,770 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 49,338 shares may be purchased upon the early exercise of such stock options but remain subject to further vesting.

(15)
Includes 76,823 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 31,081 shares may be purchased upon the early exercise of such stock options but remain subject to further vesting.

(16)
Includes 20,665 shares issuable upon the exercise of stock options exercisable within 60 days of February 15, 2008.

(17)
Includes shares described in notes (6) through (16) above. Also includes an additional 72,809 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2008. Of these shares, 10,043 shares may be purchased upon the early exercise of such stock options but remain subject to further vesting.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2007:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding and exercisable options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,187,982	$9.52	876,405
Equity compensation plans not approved by security holders	—	—	—
Total	1,187,982	$9.52	876,405

        On January 1st of each year, the number of authorized shares under (a) the 2006 Equity Incentive Plan automatically increases by a number of shares equal to the lesser of (i) 1,400,000 shares, or (ii) 4.5% of the outstanding shares on December 31st of the preceding calendar year; and (b) the 2006 Employee Stock Purchase Plan automatically increases by a number of shares equal to the lesser of (i) 175,000 shares, or (ii) 0.5% of the outstanding shares on December 31st of the preceding calendar year. On January 1, 2008, the number of shares of stock available for future issuance was automatically increased by 680,803 under our 2006 Equity Incentive Plan and by 75,644 under our 2006 Employee Stock Purchase Plan pursuant to the terms of those plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Affymax stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Affymax's Secretary, Grace U. Shin, at 4001 Miranda Avenue, Palo Alto, CA 94304 or contact her at (650) 812-8700. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Grace U. Shin
Grace U. Shin Secretary
April 14, 2008

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Investor Relations, Affymax, Inc., 4001 Miranda Avenue, Palo Alto, CA 94304.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A
Proposals—The Board of Directors recommends a vote FOR the nominees for director listed in Proposal 1 and a vote FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01—R. Lee Douglas*	☐	☐	2—Nicholas Galakatos, Ph.D.*	☐	☐	03—John P. Walker*	☐	☐

*Directors to hold office until the 2011 Annual Meeting of Stockholders.

		For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of Affymax for its fiscal year ending December 31, 2008.	☐	☐	☐
B
Non-Voting Items

Change of Address—Please print new address below.

C
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Affymax, Inc.

Annual Meeting of Stockholders
To Be Held on May 22, 2008, at 9:00 a.m. Local Time

4001 Miranda Avenue
Palo Alto, California 94304

This Proxy is Solicited by the Board of Directors

The undersigned hereby constitutes and appoints Arlene M. Morris and Grace U. Shin and each of them individually, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.001 per share of Affymax, Inc. (the "Corporation") held by the undersigned at the close of business on March 31, 2008, at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held on May 22, 2008, at 9:00 a.m. local time, at the Corporation's headquarters located at 4001 Miranda Avenue, Palo Alto, California 94304 and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

(Items to be voted appear on reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 22, 2008
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON: May 22, 2008
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS